EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statements No. 333-12503, No. 333-52631, No. 333-62333, No. 333-72149, No. 333-35068, No. 333-35074, No. 333-37892, No. 333-44608 and No. 333-44610 of E*TRADE Group, Inc. on Form S-8, Registration Statements No. 333-86925, No. 333-89809, No. 333-90557, No. 333-90963, No. 333-91527, No. 333-94457, No. 333-35802, No. 333-36748, No. 333-41628 and No. 333-44538 of E*TRADE Group, Inc. on Form S-3, and Registration Statement No. 333-91467 of E*TRADE Group, Inc. on Form S-4, of our report dated October 19, 2000 appearing in this Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP
San Jose, California November 6, 2000